Exhibit 99.1

January 25, 2016

Popeyes Louisiana Kitchen, Inc. Completes Refinancing

Flexible New Facility Increases Borrowing Capacity to Fund Key Initiatives and Repurchase Shares

Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, announced the completion of a new, five-year $250 million revolving credit facility on January 22, 2016. At closing, the stated interest under the new facility is determined using the LIBO Rate plus 150 basis points. The spread above the LIBO Rate adjusts from 150 to 250 basis points depending on the Company’s total leverage.

Pursuant to the refinancing, the Company borrowed $109 million to retire its previous facility, leaving approximately $141 million available to borrow and invest in the Company’s growth strategies. The interest rate at closing under the new credit facility is 1.925%. In the first quarter of 2016, the Company expects to defer approximately $1,000,000 of fees associated with the refinancing.

“This new five-year credit facility provides more financial flexibility for our rapidly growing company. We are grateful to our lenders who collaborated closely with our team to complete this refinancing,” stated Will Matt, Popeyes Louisiana Kitchen, Inc. Chief Financial Officer.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest Quick-Service Restaurant (“QSR”) chicken concept based on number of units. As of December 27, 2015, Popeyes had 2,539 operating restaurants in the United States, three territories, and 27 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

Forward-Looking Statement

This Press Release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements are statements that do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Examples of such statements in this Press Release include discussions regarding the results of the Company’s refinancing of its prior credit facility, the Company’s anticipated long-term performance and similar statements of belief or expectation regarding future events. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, our ability to protect our information systems against cyber attacks or information security breaches, our ability to protect individually identifiable data of our customers, franchisees and employees, instances of e. coli, norovirus, avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2016 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2016 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2014 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, which can be found at the SEC’s website www.sec.gov. The discussions of these risks are specifically incorporated by reference in this Press Release.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although we believe any forward looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward looking statements. Therefore, you should not place undue reliance on any forward-looking statements.

Any forward-looking statement made by Popeyes Louisiana Kitchen, Inc. in this Press Release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact Information

Investor inquiries:

Grady Walker, Treasurer and Director of Investor Relations

(404) 459-4584 or investor.relations@popeyes.com

OR

Media Inquiries:

Jennifer Webb, SVP-Operations, Coltrin & Associates, Inc.

(212) 221-1616 or jennifer_webb@coltrin.com